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Exhibit 99

EDWARDS LIFESCIENCES CORPORATION OF PUERTO RICO
SAVINGS AND INVESTMENT PLAN

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in their capacity as an officer of Edwards Lifesciences Corporation ("the Company"), that, to their knowledge, the Annual Report for the Edwards Lifesciences Corporation of Puerto Rico Savings and Investment Plan on Form 11-K for the period ended December 31, 2002, fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

June 26, 2003	/s/ Michael A. Mussallem Michael A. Mussallem Chairman of the Board and Chief Executive Officer
June 26, 2003	/s/ Corinne H. Lyle Corinne H. Lyle Corporate Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)

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EDWARDS LIFESCIENCES CORPORATION OF PUERTO RICO SAVINGS AND INVESTMENT PLAN CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002